                                                                     Exhibit 5.2

         [Letterhead of Skadden, Arps, Slate, Meagher & Flom (Illinois)]



                                        September 26, 2003

Danka Business Systems PLC and each of
 the entities listed on Schedule I hereto
11101 Roosevelt Boulevard
St. Petersburg, Florida 33716

                Re: Danka Business Systems PLC
                    Registration Statement on Form S-4

Ladies and Gentlemen:

     We have acted as special United States counsel to Danka Business Systems PLC, a public limited liability company organized under the laws of England and Wales (the "Company"), and each of the guarantors listed on Schedule I hereto (the "Guarantors") in connection with the public offering of up to $175,000,000 aggregate principal amount of the Company's 11% Senior Notes due 2010 (the "Exchange Notes") and guarantees thereof (the "Guarantees") by each of the Guarantors. The Exchange Notes and the Guarantees are to be issued pursuant to an exchange offer (the "Exchange Offer") in exchange for a like principal amount of the Company's issued and outstanding 11% Senior Notes due 2010, together with guarantees thereof by the Guarantors (the "Original Notes") under an Indenture dated as of July 1, 2003 (the "Indenture"), between the Company, the Guarantors and HSBC Bank USA, as trustee (the "Trustee"), as contemplated by the Registration Rights Agreement, dated as of July 1, 2003 (the "Registration Rights Agreement"), by and among the Company, the Guarantors and Bear, Stearns & Co. Inc.

     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

     In connection with this opinion, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of the following:

          (a) the Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the "Commission") on the date hereof (the "Registration Statement");

          (b) an executed copy of the Registration Rights Agreement;

          (c) an executed copy of the Indenture;

Danka Business Systems PLC and each of
 the entities listed on Schedule I hereto
September 26, 2003
Page 2

          (d) the by-laws and certificate of incorporation for each of Danka Holding Company, Danka Imaging Distribution, Inc. and Danka Office Imaging Company, each a Delaware corporation (collectively, the "Delaware Guarantors");

          (e) executed copies of the written consents of the board of directors of each of the Delaware Guarantors relating to the Exchange Offer, the issuance of the Original Notes, the Exchange Notes and the Guarantees, the Indenture and related matters, each dated as of June 23, 2003;

          (f) the Statement of Eligibility of the Trustee to act as trustee under the Indenture, filed with the Commission on the date hereof as
     Exhibit 25 to the Registration Statement; and

          (g) the form of the Exchange Notes.

     We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Guarantors and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company, the Guarantors and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of documents executed or to be executed, we have assumed that the parties thereto, other than the Delaware Guarantors, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed, (i) the due authorization by all requisite action, corporate or other, by the parties thereto, other than the Delaware Guarantors, of such documents, (ii) the execution and delivery by the parties thereto, other than the Delaware Guarantors, of such documents, and (iii) except to the extent we opine on such matters below with respect to the Exchange Notes and the Guarantees, that such documents constitute valid and binding obligations of such parties. We have also assumed that (i) the Company and the Guarantors have been duly organized and are validly existing in good standing under the laws of their respective jurisdictions of organization and (ii) the Company and the Guarantors have complied with all aspects of applicable laws of all jurisdictions, including their respective jurisdictions of organization, in connection with the execution and delivery of such documents and performance of the transactions contemplated by the Exchange Offer, except that we do not make this assumption with respect to Opined on Law (as defined below). In rendering the opinions expressed below we have also assumed, without independent investigation or verification of any kind, that the choice of

Danka Business Systems PLC and each of
 the entities listed on Schedule I hereto
September 26, 2003
Page 3

New York law to govern such documents, which are stated therein to be governed thereby, is legal and valid under the laws of other applicable jurisdictions and that, insofar as any obligation under any such document is to be performed in any jurisdiction outside the United States of America, its performance will not be illegal or ineffective by virtue of the law of that jurisdiction. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company, the Guarantors and others and of public officials.

     Our opinions set forth herein are limited to (i) the General Corporation Law of the State of Delaware (the "DGCL"), and (ii) the laws of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Exchange Offer and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as "Opined on Law"). We do not express any opinion with respect to the laws of any jurisdiction other than the Opined on Law or as to the effect of any such laws on the opinions herein stated.

     Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when the Exchange Notes (in the form examined by us) have been duly executed and authenticated in accordance with the terms of the Indenture and have been delivered upon consummation of the Exchange Offer against receipt of the Original Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offer:

          (i) the Exchange Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; and

          (ii) each Guarantor's Guarantee will constitute the valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms,

except, in each case, to the extent that enforcement thereof may be limited by
(A) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

     In rendering the opinions set forth above, we have assumed that (1) the execution and delivery (a) by the Company of the Exchange Notes and (b) by the Company and the Guarantors of the Indenture, and (2) the performance by the Company and the Guarantors of their respective obligations thereunder, do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Company, the

Danka Business Systems PLC and each of
 the entities listed on Schedule I hereto
September 26, 2003
Page 4

Guarantors or their respective properties are subject, except for those agreements and instruments which have been identified to us by the Company as being material to the Company and its subsidiaries and which are listed under
Item 21(a) in Part II of the Registration Statement or listed as exhibits to the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2003, pursuant to Item 15(c) thereof. We note that certain of these agreements and instruments are governed by laws other than the Opined on Law. Our opinions expressed herein are based solely upon our understanding of the plain language of such agreements or instruments and we do not express any opinion with respect to the validity, binding nature or enforceability of any such agreement or instrument, and we do not assume any responsibility with respect to the effect on the opinions or statements set forth herein of any interpretation thereof inconsistent with such understanding.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                             Very truly yours,

                             /s/ Skadden, Arps, Slate, Meagher & Flom (Illinois)

                                   SCHEDULE I

Danka Holding Company
Danka Imaging Distribution, Inc.
Danka Office Imaging Company
Quality Business, Inc.
Corporate Consulting Group, Inc.
American Business Credit Corporation
Danka Management II Company, Inc.
Herman Enterprises, Inc. of South Florida
Danka Management Company, Inc.
D.I. Investment Management, Inc.
Danka Australasia Pty Limited
Danka Australia Pty Limited
Danka Tower Pty Ltd
Danka Distributors Pty Ltd
Danka Datakey Pty Ltd
Datakey Alcatel Pty. Ltd.
Danka Systems Pty Limited
Danka Business Finance Ltd.
Danka Canada Inc.
Kalmara Inc.
Danka UK Plc
Danka Services International Ltd.
Dankalux S.a r.l.